UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            FORM 8-K AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 1997
                                                            (September 17, 1997)
Date of this Amendment No. 1: January 16, 1998

                                 INTERBET, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                   33-55254-43                 87-0485308
   (State or other jurisdiction     (Commission                 (IRS Employer
          of incorporation)          file number)            Identification No.)

                          1777 Botelho Drive, Suite 110
                         Walnut Creek, California 94596
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (510) 296 2424
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Item 1.  Changes in Control of Registrant

See item 5. below.

Item 5. Other Events

As an entity founded in 1996 upon the advice and recommendation of Diablo Associates, Inc., a Nevada corporation ("Diablo Associates") whose management is composed of Burton Vishno and which employs Stanley T. Deck, Sr., Edward Durant and Walter Zink as consultants, (who are also employed by the Registrant as consultants) in participation with and to be funded, in part, from the proceeds from the sale of debentures by the "Silicon Valley IPO Network", Interbet has been named as a subject of a formal investigation being conducted by the U.S. Securities and Exchange Commission for the purpose of determining whether the Registrant or other affiliates of Diablo Associates or the Silicon Valley IPO Network have violated provisions of the federal securities laws.

In mid September, Interbet's then apparent board of directors, including Interbet's then apparent President, Mark Popp, announced their intention to issue 15,000,000 shares of the Registrant's common stock to themselves, apparently without paying consideration, in what appeared to be a means of assuring they would hold a majority of the Registrant's issued and outstanding common stock and thereby would control the Registrant through stock ownership and benefit as stockholders from future success of the Registrant's business. To prevent this issuance of common stock and to assure the then existing stock ownership retained majority ownership and control, Diablo Associates arranged on September 17, 1997 through written action based on purported proxies naming Stanley T. Deck, Sr. as proxy holder, which proxies appeared to be valid on their face, from the then existing
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holders of a majority of the  Registrant's  issued and outstanding  common stock for the removal of the then existing board of directors and executive officers and their replacement by the election of Stanley Deck, Jr., as director and president, Michael Vishno, as director, chief financial officer and secretary, and Tout Chim Saechao (Vishno), Mr. Vishno's wife, as director. Mrs. Saechao declined to accept election as a director upon learning of her election on December 16, 1997. At the date of this amendment there is reason to question the validity of the proxies held by Mr. Deck, Sr.; but, the directors believe the numerous irregularities in corporate governance which appear to invalidate the election of all directors of the original Interbet, Inc. subsequent to the designation of original director in the Articles of Incorporation, the election of all directors of the Registrant following its merger with the original Interbet, Inc., the transactions entered into by the original Interbet, Inc. with the Registrant and transactions by the Registrant following its merger with the original Interbet, Inc. have been corrected by ratification with the resulting in Messrs. Deck, Jr. and Vishno being at the date of this amendment duly elected and serving as the directors of the Registrant.

In connection with the ouster of Mr. Popp and his management group, the Registrant has been deprived of all of its fixed assets. The Registrant filed a police report complaining that Mr. Popp and others have stolen the fixed assets, but the Registrant believes it is unlikely any such assets can be recovered.

Messrs. Deck, Jr. and Vishno accepted election as directors and officers of the Registrant on an interim basis until qualified directors and management could be recruited for the Registrant by Diablo Associates. During the period Messrs. Deck, Jr. and Vishno have served and continue to serve as directors and officers of the Registrant, Diablo Associates is providing office space for the Registrant and is conducting and providing the personnel for the day-to-day business of the Registrant, which includes accounting, marketing, business development, recruitment, mergers and acquisitions. The directors are significantly dependent upon the advice and direction of Diablo Associates in considering matters which are appropriate for approval by the board of directors. Diablo Associates is deemed to be an affiliate and controlling person of the Registrant, as those terms are defined for purposes of the federal securities laws.

Information about three consultants to Diablo Associates and to the Registrant is as follows: In 1983 Edward Durante, who provides general management services, planning, direction and product development for the Registrant was barred for an indeterminate period by the National Association of Securities Dealers, Inc. from association with members of the Association, in 1975 Mr. Durante was convicted of grand larceny; and of violation of Section 487.1 of the California Penal Code for forgery in 1990. In July 1997, a complaint was filed against Mr. Durant in connection with a program to sell vending machines, he is the subject of a cease and desist order alleging vending machine fraud and he is the subject to a ten year consent decree barring him from selling business opportunities. . Burton Vishno, who provides general management services, planning, direction, product development, recruitment and public relations services, was convicted of wire fraud in 1983 and in 1987 signed a consent decree in an action brought by the U.S. Securites and Exchange Commission permanently barring him from the securities industry as a result of alleged dissemination of false and misleading information. In July 1997, a complaint was filed against Walter Zink in connection with a program to sell vending machines and he is the subject to a ten year consent decree barring him from selling business opportunities. The information about Messrs. Durante, Vishno and Zink has been provided by them. The Registrant has not otherwise verified the accuracy or completeness of the information.

The Registrant has temporarily suspended its efforts to develop a contractual relationship with a Native American tribe for providing class II games of chance, principally bingo and others similar games, on the internet, until after the Registrant is acquired by a corporation which is independent of Diablo Associates. There is no assurance such an acquisition can be arranged.

The Registrant has entered into a contract with Random Games, Inc.
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of  Morrisville,  North Carolina for the development of class II games of chance which can be played for prizes on the internet under the auspices of the National Indian Gaming Act and for production of the related "back room" functions of administration, data processing and accounting which are viewed as essential for successful operation of class II and III games of chance on the internet.

The Interbet web site was created and launched on the world wide web October 1, and the beta testing of the new bingo game began on the site December 1, 1997. During the beta testing period the game can be played for entertainment purposes only.

The Registrant, through Diablo Associates, is actively searching for a corporate partner or merger candidate to immediately take over the entire control, operation and management of the Registrant. It is anticipated that this can be accomplished within ninety days.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     INTERBET, INC.
                                                      (Registrant)

Dated: January 16, 1998

                                       By: /s/ S.T. Deck, Jr.
                                           Stanley Deck, Jr.
                                           President and Chief Executive Officer
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